Exhibit 99.3

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                                           Willow Grove Bancorp, Inc.
                                 Proposed Holding Company for Willow Grove Bank
                                            Stock Information Center
                                                     Address
                                                 (xxx) XXX-XXXX
                                                Stock Order Form

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Deadline: The Subscription Offering ends at 12:00 Noon, Eastern Time, on DATE.
Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any branch by this deadline, or it will be considered void. Faxes and copies will not be accepted.
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(1) Number of Shares      Price Per Share       (2) Total Amount Due
 |________________|         X $10.00 =              |$______________|

The minimum number of shares that may be subscribed for is 25. In each of the Subscription Offering, the Direct Community Offering or any Syndicated Community Offering, the maximum purchase for any person is 50,000 shares; provided, however that such shares when added to any Exchange Shares to which such person may be entitled as a shareholder of the Savings Bank may not exceed xxx,xxx shares. There are additional purchase limitations for associates and groups acting in concert as defined in the Prospectus.
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Method of Payment

(3) |_| Enclosed is a check, bank draft or money order payable to Willow Grove Bancorp, Inc. for $_________________ (or cash if presented in person).

(4) |_| I authorize Willow Grove Bank to make withdrawals from my Willow Grove Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal

               Account Number (s)                Amount (s)
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                            Total Withdrawal
                                              --------------------

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(5) |_|     Check here if you are a director, officer or employee of Willow
            Grove Bank or a member of such person's immediate family (same residence).

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(6) Purchaser Information (check one)

a |_| Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Willow Grove Bank as of June 30, 2000. Enter information below for all deposit accounts that you had at Willow Grove Bank on June 30, 2000.

b |_| Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Willow Grove Bank as of December 31, 2001, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Willow Grove Bank on December 31, 2001.

c |_| Other Eligible Members - Check here if you were a depositor with Willow Grove Bank as of DATE, but are not an Eligible or Supplemental account holder.

d |_| Directors, officers and employees - Check here if you are a Director, officer or employee but not an eligible account holder.

e |_| Current Stockholder - Check here if you are a current stockholder of Willow Grove Bancorp and list the number of shares you own.

                                          |________Shares|

f |_|       General Community

            Account Title (Names on Accounts)       Account Number(s)
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(7) Stock Registration/Form of Ownership

|_| Individual          |_| Uniform Transfer to Minors     |_| Partnership

|_| Joint Tenants       |_| Uniform Gift to Minors         |_| Individual Retirement Account

|_| Tenants in Common   |_| Corporation                    |_| Fiduciary/Trust (Under Agreement Dated ____________________)

(8) Name(s) in which stock is to be registered (Please Print Legibly and Fill Out Completely)
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Name 1                                      Social Security or Tax I.D.
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Name 2                                      Social Security or Tax I.D.
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Street                                            Daytime
Address                                           Telephone
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                          Zip                     Evening
City         State        Code     County         Telephone
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NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

|_| Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
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Acknowledgment

By signing below, I acknowledge receipt of the Prospectus dated DATE and understand I may not change or revoke my order once it is received by Willow Grove Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Willow Grove Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item,
(2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

Signature

THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the Certification Form on the reverse side. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

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Signature                                                         Date

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Signature                                                         Date

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FOR OFFICE              Date Rec'd ____/____/____           Order # ____________
USE                     Check # _________________           Category ___________
Batch # ____            Amount $ ________________           Deposit $ __________

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                           Willow Grove Bancorp, Inc.
                 Proposed Holding Company for Willow Grove Bank

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                    Item (6) continued; Purchaser Information

        Account Title (Names on Accounts)        Account Number
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Definition of Associate

The term "associate" of a person is defined to mean (i) any corporation or other organization (other than Willow Grove Bancorp, Inc. (the "Holding Company"), Willow Grove Mutual Holding Company (the "MHC"), Willow Grove Bank, (the "Bank"), or a majority owned subsidiary of any of them) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Holding Company or the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Holding Company, MHC, or the Bank or any of their subsidiaries.

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                               CERTIFICATION FORM

   (This Certification Must Be Signed In Addition to the Stock Order Form On
                                 Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF WILLOW GROVE BANCORP, INC. ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY WILLOW GROVE BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision.

I further certify that, before purchasing the shares of common stock of Willow Grove Bancorp, Inc., I received a copy of the Prospectus dated DATE which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page __ of the Prospectus:

      1. There are increased risks involved with our commercial and multi-family residential real estate loans, construction loans, home equity loans and commercial business loans.

      2. Recent terrorist attacks in the United States have affected the stock market and general economy.

      3.    Higher interest rates could hurt our profitability.

      4.    Our low return on equity may cause our stock price to decline.

      5.    We may not succeed in our plan to grow.

      6. We face strong competition which may adversely impact our profitability.

      7. Our stock value may suffer from anti-takeover provisions that may impede potential takeovers.

      8. We intend to remain independent which may mean you will not receive a premium for your common stock.

      9.    Our employee stock benefit plans will increase our costs.

      10.   Our employee stock benefit plans may be dilutive.

      11.   An increase in the offering range would be dilutive.

      12. Our valuation is not indicative of the future price of our common stock.

      13. Due to possible continued market volatility our stock price may decline after the offering.

      14. If we are unable to make technological advances, our ability to successfully compete may be reduced.

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Signature               Date                    Signature               Date

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(Note: If stock is to be held jointly, both parties must sign)

                           Willow Grove Bancorp, Inc.
             Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 0,000 shares. In addition, no person, either alone or together with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for Bank common stock, exceeds 2% of the shares sold. Willow Grove Bancorp, Inc. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Willow Grove Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Willow Grove Bank's current passbook rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Willow Grove Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Willow Grove Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5 - Please check this box to indicate whether you are a director, officer or employee of Willow Grove Bank or a member of such person's immediate family

Item 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

Item 7 - Please check the appropriate box if you were:

            a) A depositor with $50.00 or more on deposit at Willow Grove Bank as of June 30, 2000. Enter information below for all deposit accounts that you had at Willow Grove Bank on June 30, 2000.

            b) A depositor with $50.00 or more on deposit at Willow Grove Bank as of December 31, 2001, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Willow Grove Bank on December 31, 2001.

            c) A depositor at Willow Grove Bank as of DATE, but are not an Eligible Account Holder or Supplemental Eligible Account.

            d)    A Director, Officer or Employee of Willow Grove Bank.

            e)    Current Stockholder of Willow Grove Bancorp.

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Willow Grove Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. Use the minor's social security number.

Corporation/Partnership - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Willow Grove Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.